Exhibit 23.2


                 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the inclusion in this Registration Statement of Compliance Systems Corporation on Form SB-2 of our report dated February 8, 2006 on the financial statements of GSA Publications, Inc. as of September 30, 2005 and December 31, 2004 and for the periods then ended. We also consent to the reference to our firm therein as experts.



/s/ Shelley International, CPA
Shelley International, CPA
Mesa, Arizona
February 14, 2006